                                               Independent Auditors' Consent

The Shareholders and Board of Trustees of
American Skandia Trust:

We consent to the  incorporation  by  reference,  with  respect to the funds  listed  below,  each a series of the American
Skandia Trust (the  "Trust"),  in the  Registration  Statement on Form N-14, of our report dated  February 11, 2004, on the statements of assets and  liabilities  as of December 31, 2003, and the related  statements of  operations,  changes in net assets and financial  highlights  for the year then ended.  These  financial  statements  and financial  highlights and our report thereon are included in the Annual Report of the Trust as filed on Form N-CSR.

Fund
----
AST American Century International Growth Portfolio
AST William Blair International Growth Portfolio
AST DeAM Large-Cap Growth Portfolio
AST Goldman Sachs Concentrated Growth Portfolio
AST American Century Income & Growth Portfolio
AST MFS Growth with Income Portfolio
AST DeAM Bond Portfolio
AST PIMCO Total Return Bond Portfolio

KPMG LLP

New York, New York
April 7, 2004